Exhibit 10.2
Contract No. 137079
NATURAL GAS PIPELINE COMPANY OF AMERICA LLC (NATURAL)
TRANSPORTATION RATE SCHEDULE ITS
DATED June 29, 2009
UNDER SUBPART G OF PART 284 OF THE FERC’S REGULATIONS
1.	SHIPPER is: ONE EARTH ENERGY, LLC, a END USER.

2.	MDQ totals: 10000 Dth per day.

3.	TERM: July 1, 2009 through July 31, 2009 and month to month thereafter until terminated by either party by the provision of not less than thirty (30) days prior written notice to the other party.

4.	Service will be ON BEHALF OF:
☑ Shipper or
☐ Other:

5.	The ULTIMATE END USERS are (check one): ; ☐ customers of the following LDC/pipeline company(ies):
☐ customers in these states: ; or
☑ customers within any state in the continental U.S.

6.	☐ This Agreement supersedes and cancels a Agreement dated .

☐ Other:

7.	SHIPPER’S ADDRESSES NATURAL’S ADDRESSES
General Correspondence:

ONE EARTH ENERGY, LLC	NATURAL GAS PIPELINE COMPANY OF AMERICA LLC
ATTN: STEVE KELLY	ATTENTION: ACCOUNT SERVICES
202 NORTH JORDAN DRIVE	ONE ALLEN CENTER, SUITE 1000
GIBSON CITY, IL 60936	500 DALLAS ST.
HOUSTON, TEXAS 77002
Statements/Invoices/Accounting Related Materials:

ONE EARTH ENERGY, LLC	NATURAL GAS PIPELINE COMPANY OF AMERICA LLC
ATTN: ACCOUNTING DEPT.	ATTENTION: ACCOUNT SERVICES
202 NORTH JORDAN DRIVE	ONE ALLEN CENTER, SUITE 1000
GIBSON CITY, IL 60936	500 DALLAS ST.
HOUSTON, TEXAS 77002

Payments:

NATURAL GAS PIPELINE COMPANY OF AMERICA LLC
DEPT 3020
P.O. BOX 201607
DALLAS, TEXAS 75320-1607

FOR WIRE TRANSFER:
NATURAL GAS PIPELINE COMPANY OF AMERICA LLC
WELLS FARGO BANK, NA
ABA #121 000 248
ACCOUNT #: 412-1049548

Contract No. 137079
NATURAL GAS PIPELINE COMPANY OF AMERICA LLC (Natural)
TRANSPORTATION RATE SCHEDULE ITS AGREEMENT DATED June 29, 2009
UNDER SUBPART G OF PART 284 OF THE FERC’S REGULATIONS
(CON’T)
8.	Any or all of the following provisions may be included (where applicable) in related negotiated rate or discount contracts, if any:
a. (DISCOUNTED RATE AGREEMENTS ONLY) Applicable Maximum and Minimum Rates. Notwithstanding any other provision of this Agreement, in no event shall a discounted rate billed by Natural be less than the applicable minimum rate or more than the applicable maximum rate set forth in Natural’s FERC Gas Tariff, as may be revised from time to time.
b. (NEGOTIATED RATE AGREEMENTS ONLY) Maximum and Minimum Tariff Rates. Unless otherwise expressly provided in this Agreement, the negotiated rates shall apply to service provided by Natural to Shipper for the term of the Agreement notwithstanding any otherwise applicable maximum or minimum rates set forth in Natural’s FERC Gas Tariff as revised from time to time.
c. (DISCOUNTED RATE AGREEMENTS ONLY) Refunds. In no event shall Natural be required to refund to Shipper any amounts collected for service to which the discounted rate(s) apply, unless the relevant discounted rate billed to Shipper exceeds the corresponding applicable effective maximum rates set forth in Natural’s FERC Gas Tariff, as approved by the FERC from time to time.
d. (NEGOTIATED RATE AGREEMENTS ONLY) Refunds. In no event shall Natural be required to refund to Shipper any amounts collected for service to which the negotiated rates apply, notwithstanding any otherwise applicable maximum or minimum rate set forth in Natural’s FERC Gas Tariff, as may be revised from time to time.
e. Notifications. Except as otherwise may be expressly provided herein, any notice or communication contemplated or required by this Agreement shall be in writing unless oral notification is expressly authorized herein, and shall be sent to the appropriate party at the relevant address set forth in the Transportation Agreement, as may be revised from time to time.
f. Nonwaiver of Rights. No delay or failure to exercise any right or remedy accruing to either Natural or Shipper upon breach or default by the other will impair any right or remedy or be construed to be a waiver of any such breach or default, not will a waiver of any single breach be deemed a waiver of any other breach or default.
g. Succession and Assignment. Any entity which shall succeed by purchase, merger or consolidation to title to the properties, substantially as an entirety, of Natural or Shipper as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. No other assignment of this Agreement nor of any of the individual rights or obligations hereunder by Shipper shall be effective as to Natural without the prior express written consent of Natural.
h. No Third Party Beneficiaries. This Agreement shall not create any rights in any third parties, and no provision of this Agreement shall be construed as creating any obligations for the benefit of, or rights in favor of, any person or entity other than Natural or Shipper.
i. Conformance to Law. It is understood that performance hereunder shall be subject to all valid laws, orders, rules and regulations of duly constituted governmental authorities having jurisdiction or control of the matters related hereto, including without limitation the Federal Energy Regulatory Commission.
j. Effect of Tariff. This Agreement shall at all times be subject to all applicable provisions of Natural’s FERC Gas Tariff.
k. GOVERNING LAW. THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAW RULE WHICH WOULD REFER ANY MATTER TO THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

Contract No. 137079
NATURAL GAS PIPELINE COMPANY OF AMERICA LLC (Natural)
TRANSPORTATION RATE SCHEDULE ITS AGREEMENT DATED June 29, 2009
UNDER SUBPART G OF PART 284 OF THE FERC’S REGULATIONS
(CON’T)
I. Entire Agreement. This Agreement contains the entire agreement between Natural and Shipper with respect to the subject matter hereof, and supersedes any and all prior understandings and agreements, whether oral or written, concerning the subject matter hereof, and any and all such prior understandings and agreements are hereby deemed to be void and of no effect. No amendments to or modifications of this Agreement shall be effective unless agreed upon in a written instrument executed by Natural and Shipper which expressly refers to this Agreement.
9.	The above stated Rate Schedule, as revised from time to time, controls this Agreement and is incorporated herein. The attached Exhibits A, B, C and D (if applicable), are a part of this Agreement. THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED BY THE LAWS OF TEXAS, AND NO STATE LAW SHALL APPLY TO REACH A DIFFERENT RESULT. This Agreement states the entire agreement between the parties and no waiver, representation, or agreement shall affect this Agreement unless it is in writing. Shipper shall provide the actual end user purchaser name(s) to Natural if Natural must provide them to the FERC.

AGREED TO BY:

NATURAL GAS PIPELINE COMPANY OF AMERICA LLC “Natural”		ONE EARTH ENERGY, LLC “Shipper”

/s/:	/s/ David J. Devine	/s/:	/s/ Steven Kelly

Name:	David J. Devine	Name:	Steven Kelly
Title:	President	Title:	President

EXHIBIT A
DATED June 29, 2009
Company: ONE EARTH ENERGY, LLC
Contract No.: 137079
NATURAL RECEIPT POINT(S)
All Receipt Points as they appear in Natural’s most recently revised and currently released edition of Catalog of Receipt and Delivery Points, as such may be changed from time to time.
MAXIMUM DAILY QUANTITY
The Maximum Daily Quantity at each Natural Receipt Point is equal to the Maximum Daily Quantity of the Agreement.
RECEIPT PRESSURE, ASSUMED ATMOSPHERIC PRESSURE
Natural gas to be delivered to Natural at the Receipt Point(s) shall be at a delivery pressure sufficient to enter Natural’s pipeline facilities at the pressure maintained from time to time, but Shipper shall not deliver gas at a pressure in excess of the Maximum Allowable Operating Pressure (MAOP) stated for each Receipt Point in Natural’s Catalog of Points. The measuring party shall use or cause to be used an assumed atmospheric pressure corresponding to the elevation at such Receipt Point(s).
RATES
Except as otherwise provided below or in any written agreement(s) between the parties in effect during the term hereof, Shipper shall pay Natural the applicable maximum rate(s) and all other lawful charges as specified in Natural’s applicable rate schedule. Shipper and Natural may agree that Shipper shall pay a rate other than the applicable maximum rate so long as such rate is between the applicable maximum and minimum rates specified for such service in the Tariff. Natural and Shipper may agree that a specific discounted rate will apply only to certain volumes under the agreement. The parties may agree that a specified discounted rate will apply only to specified volumes (MDQ or commodity volumes) under the agreement; that a specified discounted rate will apply only if specified volumes are achieved or only if the volumes do not exceed a specified level; that a specified discounted rate will apply only during specified periods of the year or for a specifically defined period; that a specified discounted rate will apply only to specified points, zones, mainline segments, supply areas, transportation paths, markets or other defined geographical area(s); that a specified discounted rate(s) will apply in a specified relationship to the volumes actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to volumes actually transported); and/or that the discount will apply only to reserves dedicated by Shipper to Natural’s system. Notwithstanding the foregoing, no discount agreement may provide that an agreed discount as to a certain volume level will be invalidated if the Shipper transports an incremental volume above that agreed level. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Natural’s maximum rates so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sheets. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates which had been charged under a discount agreement exceeded rates which ultimately are found to be just and reasonable. If the parties agree upon a rate other than the applicable maximum rate, such written Agreement shall specify that the parties mutually agree either: (1) that the agreed rate is a discount rate; or (2) that the agreed rate is a Negotiated Rate (or Negotiated Rate Formula). In the event that the parties agree upon a Negotiated Rate or Negotiated Rate Formula, this Agreement shall be subject to Section 49 of the General Terms and Conditions of Natural’s Tariff.
FUEL GAS AND GAS LOST AND UNACCOUNTED FOR PERCENTAGE (%)
Shipper will be assessed the applicable percentage for Fuel Gas and Gas Lost and Unaccounted For unless Natural and Shipper mutually agree on monetary reimbursement.
TRANSPORTATION OF LIQUIDS
Transportation of liquids may occur at permitted points identified in Natural’s current Catalog of Receipt and Delivery Points, but only if the parties execute a separate liquids agreement.

EXHIBIT B
DATED June 29, 2009
Company: ONE EARTH ENERGY, LLC
Contract No.: 137079
NATURAL DELIVERY POINT(S)
All Delivery Points as they appear in Natural’s most recently revised and currently released edition of Catalog of Receipt and Delivery Points, as such may be changed from time to time.
MAXIMUM DAILY QUANTITY
The Maximum Daily Quantity at each Natural Delivery Point is equal to the Maximum Daily Quantity of the Agreement.
DELIVERY PRESSURE, ASSUMED ATMOSPHERIC PRESSURE
Natural gas to be delivered by Natural to Shipper, or for Shipper’s account, at the Delivery Point(s) shall be at the pressures available in Natural’s pipeline facilities from time to time; provided, however, that the delivery pressure shall not be less than na. The measuring party shall use or cause to be used an assumed atmospheric pressure corresponding to the elevation at such Delivery Point(s).